Exhibit 10.11

CLINICAL TRIAL AGREEMENT This CLINICAL TRIAL AGREEMENT (the "Agreement") is effective August 19 th , 2022 (the "Effective Date"), by and between ALPHA RESEARCH INSTITUTE, LLC . located at 6201 Bonhomme Road, Suite 460 S, Houston Texas 77036 (the "Institution") on behalf of itself and its employee NICOLA ABATE, M . D . located at 4002 Garth Rd . Ste . 120 , Baytown, Texas 77521 ("Investigator") and PHARMACEUTICAL RESEARCH ASSOCIATES, INC . , a Virginia corporation, located at 4130 Parklake Avenue, Suite 400 , Raleigh, NC 27612 ("PRA") . Institution and the Investigator may be collectively referred to as the "Site". Pre a mble a. PR A has been engaged by Inventiva S . A . (the "Sponsor") to arrange, monitor, oversee and perfonn or haveperformed, on behalfof Sponsor, a multi - center Phase ill clinical trial(as d e fin e d below) funded by Sponsor to determine the safety and efficacy of Sponsor's Product (as defmed herein) in theindication of Non - Alcoholic SteatoHepatitis ("NASH") ; b. Sponsor and PRA desire thatInstitution participate in the Study; and c. The Institution has appropriate facilities and personnel with the qualification, training, knowledge, and experience necessary to conduct theStudy . NOW, THEREFORE, in consideration for the mutual promises made in this Agreement and for valid consideration,the Parties agree as follows : 1. Definitions In addition to the terms defined elsewhere herein, the following terms when they begin with a capital letter herein, shall have the meanings ascribed to them below: Applicable Laws : means all applicable national, international or multinational, regional, state and local laws, statutes, ordinances, rules, regulations, codes,and guidances or any governmental order, including without limitation the Anti - Corruption Laws, Data Protection Laws, Good Manufacturing Practices (GMP), Good Clinical Practices (GCP), Good Laboratory Practices (GLP), Good Distnbution Practices and Regulatory Requirements, as applicable to the performance of the Study . "Anti - Corruption Laws" : means any anti - bribery and anti - corruption laws, rules, regulations applicable to either Party ( each as amended from time to time) including thePrevention of Corruption Act (Cap . 241 ) of Singapore, the US Anti - Kickback Law, the US Foreign Corrupt Practices Act, the U . S . Domestic Bribery Statute, Article 435 - 1 et seq . of the French Criminal Code concerning international corruption and Articles 432 - 11 et seq . , 433 - 1 et seq . , and Article 445 - 1 et seq . of the French Criminal Code concerning domestic corruption, the UK Bribery Act 2010 and the OECD Convention Against the Bribery of Foreign Government Officials in International Business Transactions, together with any applicable implementing legislation, including any applicable local law addressing bribery or corruption .

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Confidential Information : means the Protocol, Materials, Sponsor Inventions, CRFs, and any and all information, Study Data, data, results, reports or documents disclosed to or generated by the Site or Study Site Team Participants regarding the work performed under this Agreement or which otherwic ; e relates to this Study or the IMP belong to the Sponsor . For the avoidance of doubt, any information related to the Product, the IMP, the Test Materials, the Study and/or the Protocol, is Confidential Information of Sponsor . CRF : means and includes any document - printed, optical, electronic orothers - designed to record all Protocol information required to be reported to the Sponsor for each Study Subject participating in a Study in accordance with the corresponding Protocol . Data Protection Laws : mean to the extent applicable to a party, all national, federal or state (in the case of the US), and foreign privacy, data protection or similar laws and regulations anywhere in the world, as the same may be amended from time to time, including, , the following : HIPAA (theU.S. Health Insurance Portability and AccountabilityAct of 1996and regulations, laws, and guidelines related thereto) ("IIlPAA"). Good Clinical Practices or GCPs : means the principles and guidelines for good clinical practice as set out in : (i) ICH Harmonised Guideline for good clinical practice E 6 (R 2 ), step 5 ; (ii) such other Good Clinical Practice requirements as specified in Clinical Trial Regulation EU No 536 / 2014 andas applicable Directive 2001 / 20 !& : , of the European Parliament and the Council of 4 April 2001 , relating to medicinal products for human use (as maybe supplemented or amended from time to time), and (iii) Title 21 of the United States Code of Federal Regulations or other applicable United States laws and regulations ; and (iv) other good clinical practices applicable in the country where the Study is being conducted . Good Laboratory Practice or "GLP" : means the principles and guidelines for good laboratory practice as set out in : (i) the UK Statutory Instrument 1999 No . 3106 , The Good Laboratory Practice Regulations 1999 , as amended ; (ii) Title 21 of the United States Code of Federal Regulations part 58 as may be supplemented or amended from time to time ; (iii) in all guidance published by theEuropean Commission and/or USFood and DrugAdministrationpursuant to such legislation from time to time ; and (iv) other legislation relating to good laboratory practice applicable in the countries where the Services are being conducted Good Manufacturing Practice or "GMP" : means all applicable principles and guidelines of good manufacturing practice, including without limitation , WHO and ICH GMPs, directive 2003 / 94 /EC (medicinal products for human use), as such principles and guidelines are interpreted and expanded in "The Rules Governing Medicinal Products in the European Community, Volume IV . Good Manufacturing Practice for Medicinal Products", together with those rules and guidelines contained in the United States Code of Federal Regulations (Title 21 ) . HBS : means any human biological material, including human bodily parts and organs in whole or sub - samples, any tissue (e . g . liver biopsy), skin, bone, muscle, connective tissue, blood,cerebrospinal fluid, cells, gametes or sub - cellular structures , such as DNA, or any derivative or product of such human biological materials including stem cells, cell lines, bodily fluids, blood derivatives and urine . IMP : means (a) the Product and (b) a Product placebo whichare intended to be usedin the Study . IEC/IRB : means an independent ethics committee or institutional review board .

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Informed Consent Form or ICF : means an IEC/IRB approved informed consent form signed by each StudySubject,their nextofkin orlegal representative authorizingthe use of theirpersonalheal 1 h data or HBS in accordance with Applicable Laws . Personal Data : means any and all data concerning an individual participating in the Study whether as a Study Subject or as an investigator or as a Study Site Team Participant (as defined below) . Protocol : means the protocolof the Study as provided by the Sponsor and attached hereto in Exhibit C, and as may be amended from time to time by Sponsor . Product : means the pharmaceutical product containing lanifibranor as a sole active ingredient and which is the property of Inventiva and subject matter of the Study . Study Subjects : shall mean, any person who is selected in accordance with the terms of the Protocol and who participates in the context of the Study . Test Materials : means the materials usedin the performance of the Study (including but not limited to laboratory material, blood and urine sampling kits, biopsy sampling material, fibroscan device) and/or Protocol which are provided by Sponsor, with the exception of the IMP . Regulatory Authority : means any international, national, federal or state (in the case of the US), or local agency, authority , of any government of any country . 2. STATEMENT OF WORK (a) Institution will conduct the Phase III clinical research study concerning the Product in NASH, entitled "A randomised, double - blind, placebo - controlled,multicentre , Phase 3 study evaluating long - term efficacy and safety of lani . fibranor in adult patients with non - cirrhotic non - alcoholic steatohepatitis(NASH) and fibrosis 2 (F 2 )/fibrusis 3 (F 3 ) stage of liver fibrosis" (the "Study"), as described in the Protocol, the provisions of which are incorporated herein by reference . Site shall perform the Study in conformance with : (i) GCPs and generally accepted industry standards, (ii)the Protoco (iii) theterms of this Agreement,(iv)theFDA Form 1572 ,(v)allApplicableLawsincluding, but not limited to, thoseapplicable to theconduct of the Studyand the activities or interactions under this Agreement ; and (vi) any written instructions of Sponsor and/or PRA . In the event of a conflict between the Protocol and the terms of this Agreement, the Protocol shall prevail with respect to the medical treatment of the Study Subjects and this Agreement shall prevail with respect to all other matters . (b) A deviation necessary to prevent imminent danger to a Study Subject shall not be considered a failure to adhere to the Protocol or the terms of this Agreement provided that Sponsor and/or PRA are provided prompt written notice detailing the deviation . (c) Institution shall provide appropriate resources, facilities, personnel and equipment, so the Investigator can conduct the Study in accordance with the Protocol and the terms of this Agreement Site shall ensure that only individuals who are appropriately trained and qualified will assist in conducting the Study . Site is responsible for ensuring that all personnel participating in the Study ("Study Site Team Participants")comply with the terms of this Agreement .

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Site agrees that it will not participate in any othertrial that by its nature willprevent it from fulfilling its obligations in this Study in accordance herewith.

(d) In the event the Institution uses the services or facilities of any third party (each, a "Facility") for the conduct of the Study, Institution represents and warrants that it has executed a separate written agreement with Facility to govern these services with terms no less stringent than those contained herein.Institutionshallberesponsible for i)payments owedto Facility, ii)oversightof Facility relating to the conduct of the Study, and ill) ensuring compliance of Facility with all the Protocol and all applicable terms of this Agreement. Institution shall obtain PRA and/or Sponsor's prior written consent for the use of such Facility. Unless otherwise agreed to in writing by the parties, the Study shall only beconducted at the locations indicated on the FDA Form 1572.

(e) Institution shallnot reassign the conductof the Study to another investigator without PRA's express written consent If the Investigator is unable to perform the duties required by this Agreement, the Institution shall promptly notify PRA and Sponsor in writing, and any proposed replacement investigator shall be approved in advance in writing by Sponsor. Institution agrees to ensure that its services (or the conduct of the Study) are performed in a competent manner by qualified personnel in conformance with the standard of care usually and reasonably expected in the performance of such services and instructions provided by Sponsor or PRA.

3. SCHEDULE AND NUMBER OF STUDY SUBJECTS

Institution and Investigator shall use its/his/her best efforts to recruit and enroll Study Subjects according to the inclusion and exclusion criteria and time schedule specified by the Protocol.

In the event that the Institution wishes to enroll a number of Study Subjects that exceeds theprovided number forecast in this Agreement, it mustobtain the prior written approval of Sponsor.

4. INFORMED CONSENT FORM

a) Institution and Investigator shall ensure that properly executed Informed Consent Forms are obtained from each Study Subject.

Informed Consent Forms shall (i) be approved by each applicable EC/IRB, (ii) include Data Protection-Laws-compliant language and(iii) be compliant with Applicable Laws.

Informed Consent Forms' template shall be provided by Sponsor. If Sponsor's Informed Consent Forms' template is modified, it shall notbe used without Sponsor's prior approval. Any changes to the Informed Consent Form's template proposed by the Site, the EC/IRB or otherthird parties shall be reviewed by Sponsor and shall not beusedif Sponsor does not approve these changes.

Such Informed Consent Form mustinclude the authorization to use and disclosure of Study Subjects' Personal Data by and to Sponsor and third parties, including Sponsor's affiliated companies, business partners and U.S. and foreign.regulatoryauthorities; in thealternative, Institution and Investigatorwill ensurethat a properly executed writtenauthorization (the"Authorization") is obtained from each such individual or such individual's legal representative todocument the Study Subject's express written authorization for the disclosure of StudySubjects' Personal Data by and to Sponsor and third parties, including Sponsor's affiliated companies, business partners and U.S. and foreign regulatory authorities.

b) If PRA and/or Sponsor recei v es and uses Personal Data of a Study Subject , such information may only be used as permitted in the Study Subject authorization, Informed Consent , and in accordance with Applicable Laws . 5. . MATERIALS AND EQUIPMENT (a) During the Study IMP and Test Materials required for the performance of the Study (collectively , the "Materials") will be provided at no costto the Site . All Materials will be used by the Site solely for performance of the Study , in accordance with the Protocol and this Agreement . Site shall handle , store, return or dispose of Materials in accordance with the Protocol and any reasonable written instructions provided by PRA and/or Sponsor (or Sponsor's designee), and in compliance with all applicable, local, state, and federal laws , rules and regulations including, but not limited to , those governing hazardous substances . (b) Site acknowledges and agrees that all Materials are the property of Sponsor . Upon completion or termination of the Study, or upon request from Sponsor or PRA, all Materials furnished to Institution shall be promptly returned ordestroyedas directed by PRA or Sponsor . Shippingcostsrelatingthereto will be paid by PRA . (c) In the event that Equipment is provided to Site for use in the Study, it shall be used only for the performance of the Study and in accordance with any written instructions for use provided by the equipment manufacturer . Site acknowledges that such equipment is the property of the Sponsor and must be returned promptly, to Sponsor (or Sponsor's designee), upon the earlier of (i) Sponsor's written request or (ii) completion of the Study . Site will use reasonable care to maintain such equipment while in its possession . 6. PAYMENT (a) PRA will pay the Institution as payee ( " Payee") according to the Payment Terms attached hereto as Exhibit A ( " Payment Terms " ) and the budget attached hereto as Exhibit B( " Budget' ' ) . Institution acknowledges that PRA will only make payments to it after it has been paid by Sponsor . (b) Payee shall provide to PRA : ( i ) full payment instructions and bank details, in writing , on the Payment Information Checklist ("PIC") ; and (ii) a complete and accurate IRS Form W - 9 (or other applicable IRS form) beforeany payment is made hereunder . The parties agree that the payment will be made to Institution as designated on the IRS Form W - 9 . Any changes to the information on the IRS Form W - 9 or PIC will require a new IRS Form . W - 9 or PIC , and if required by PRA, a signed amendment to this Agreement . (c) Investigator and any sub - investigators will complete and sign a financial disclosure form when reasonably requested to do so by PRA . These forms shall be promptly updated as needed to maintain their accuracy and completeness during the Study and for one year after its completion . (d) Institution hereby agrees that no third party will be charged for any aspect of Study Subject treatment or Stud y Subject care for which the Payee has invoiced or been paid under this Agreement Institution hereby agrees that neither the Study Subjects nor any third party will be charged for the IMP provided for this Study, nor shall Payee include such costin anycost reportto third - party payers .

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(e) Unless otherwise agreed herein, payments will be made only for Study Subjects who are both (i) eligible and (ii) evaluable . An eligible Study Subject is one (i) who meets all of the inclusion requirements and does not meet any of theexclusion criteria of the Protocol, (ii) who was enrolled by Investigator, and (iii) from whom informed consent has been obtained . An evaluable Study Subject is one (i) for whom case CRFs have been properlycompleted in accordance with the Protocol, (ii) who has completed the appropriate Study procedures as set forth in the Protocol, and (iii) who has undergone the evaluations required by the Protocol . Payments for screened persons who fail screening will be paid in accordance with Exhibit A . (f) The parties acknowledge and agree that the compensation provided to Institution under the Agreement represents the fair market value for the services conducted by Institution and has been agreed independently from any business the Institution or the Investigator has made or may make in relation to the ordering of products or services of the Sponsor . 7. RECORDS RETENTION, ACCESS AND INSPECTIONS (a) Site shall maintain complete and accurate records related to the Study, including Essential Documents as defmed in GCPs, for twenty - five years (25) after Institution has received notification from PRA or Sponsor that the Study has been discontinued or completed, or (iii) theminimum period required by GCPsand Applicable Laws . Aftertheretention period and priorto destroyingor otherw disposing of any such records, Site will provide Sponsor with written notice of its intent to destroy such records and, if requested by Sponsor, transfer such records to Sponsor at no cost to the Site . If Sponsor does not take possession of such records, upon destruction of such records, Site will provide written certification of destruction to Sponsor . (b) Sponsor and/or PRA, and/or their designated representatives, shall havethe right, upon reasonable advance notice, and duringregular business hours, to : (i) audit and examine Site's facilities required for performance of the Study ; and (ii) review all data, records and work products relating to the Study, and if necessary, make copies of such data, records and work products, provided such copies do not includeany unauthorized individually - identifiableinformation of a Study Subject . (iii) examine source documents and other medical records of Study Subjects reasonably necessary to monitor the Study . (c) Investigator shall be available at reasonable times duringnormal business hours to meet with PRA and / or Sponsor personnel andanswer questions regarding the conduct of the Study . If PRA must use or access the Site's computer systems, it will do so in accordance with the Site's written instructions and will only use acquired information for the purposeof the Study and in accordance with applicable laws . Site shall not place unreasonable restrictions on PRA ' sand/or Sponsor's ability to access Site's computer systems or to obtain information nece ary tomonitor the Study . (d) Site will notify Sponsor and PRA immediately if the FDA or any other Regulatory Authority sends notice of any pending inspection, or without scheduling, begins an inspection at the Site relating to or affecting the Study . Upon notification of an inspection, Site will permit representatives of Sponsor and / or PRA to be on site prior to and during the inspection . In addition, Site will immediately forward to Sponsor and PRA copies of any written communication, correspondence, reports or materials related to the Study received as a result of such inspection, andshallconsultwith Sponsor or Sponsor's designee in the preparation of any response to a Regulatory Authority . Site shall also provide to Sponsor and PRAcopies of anydocuments provided to any inspector that relate to the Study .

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Site shall promptly correct all errors identified by Sponsor, PRA or their representatives during any audit, as well as any items that are identified as being non-compliant with the Protocol, GCPs or with Investigator's obligations underthis Agreement.

(e) If the Study is designed to comply with Risk Based Monitoring (RBM) or Adaptive Monitoring (AM) principles, in addition to or alternatively in lieu of on-site monitoring activities, the significant portion of the Study may be monitored/managed remotely. In this circumstance, the Investigator and Institution undertake to facilitate the remote evaluation carried out by Sponsor/PRA personnel or representatives (e.g., clinical monitors, Data Management personneL or statisticians) in a timely manner to ensure quality data collection and the safety of study subjects. RBM and AM monitoring activities might include and are not limited to: communication with the Study Site Team member, reviewof Site's processes, procedures, records and corroboration Forclarity,remote evaluation refeis to evaluation activities that areperformed in a location other thanwhere the study is being conducted.

8. REPORTING

(a) Adverse Event Reporting will be reported in accordance with the Protocol.

(b)Investigator will deliver CRFs to PRA within fourteen (14) days of Investigator's review or in accordance with Sponsor or PRA's reasonable written instructions.

(c) Institution and Investigator shall comply with any and all safety reporting procedures and requirements, including any such reporting procedmes and requirements relating to any serious or unexpected event, injury, toxicity or sensitivity reaction associated with the Study or the Product, in each case as set forth in the Protocol or any reasonable written instruction from PRA or Sponsor.

(d) Sponsor has agreed to promptly report to Institution findings that could affect the safety of Study Subjects or their willingness to continue participation, materially influence the conduct of the Study, or alter the IEC/IRB's approval to continue the Study.

(e) The Institution shallpromptly notify PRA and theSponsor (a) if any IEC/IRB or other Regulatory Authority withdraws its approval of the Study, or if an IRB/IEC requires changes to the Protocoi forms or authorizationsassociated with the Study; (b) if any deviation from the Protocol is necessmy to protect the safety or well-being of a Study Subject; (c) if: (i) Institution or the Investigator is excluded fromparticipation inresearch or governmental procurement and non-procurementprograms, (ii) the Institution or Investigator is disciplined under any applicable regulations relating to research, (iii) there is any misconduct relating to the Study including any concerns that the integrity or results of the Study would beaffectedby suchmisconduct, or (iv)Institution or Investigator is debarred under any government health care program of the jurisdiction(s)where the Studyis ongoing;(d) thereis any violation of representationsor warranties or breach of this Agreement (including but not limited to confidentiality obligations) by Institution or Investigator; (e) if any subject injury or adverseevent occurs with respect to or duringthe performance of the Study; (f) there is any proposed disclosureor publication of the Study or research results by the Institution or Investigator,;and (g) if any Sponsor Invention or SponsorIntellectual Property hereafter defined aredeveloped or discovered in thecourse of the Study.

9. CONFIDENTIALITY

(a) Confidential Information shallnot bedisclosed by Siteto any third party, orbe used for anypwpose other than the performance of the Study, without the prior written consent of Sponsor. This confidentiality obligation shall continue for a period of ten (10) years after the termination of the performance of the Agreement.The aboveobligations of confidentialityshallnot applyto Confidential Information that:

(i) is or becomes public knowledge, through no fault of the Site;
(ii) was known by the Site prior to receiving such information from PRA and/or Sponsor, and not subject to prior confidentialityobligations;
(iii) is acquired by the Site from any third party without an obligation of confidentiality to Sponsor, or
(iv) is developed by Siteindependently,withoutthe use or benefitof ConfidentialInformation, and as evidenced by competent written records.

(b) Site may disclose Confidential Information to the extent:

(i) necessary for the medical care of Study Subjects, provided that Site promptly informs PRA and/or Sponsor of the disclosure and the facts surrounding the need for disclosure;

(ii)required by the relevant IEC/IRB to provide approval of the Study; provided, however, that Institution shall ensure that these recipients protect Confidential Information in accordance with the terms herein; or

(iii) the Site is required by law, government agency, a courtof competent jurisiliction, or subpoena to disclose Confidential Information. In the eventof compelleddisclosme,Site mustimmediately infonn Sponsor of such a requirement prior to disclosure to allow Sponsor reasonable opportunity to Jimjt fue scope of such disclosure and/or seek an appropriate protective order. Institution shall disclose only fue minimum amount of information necessary to comply with such law or courtorderand shall request confidential treatment of such Confidential Information.

(c) Upon notice by Sponsor and/or PRA, Site shall cease usingthe Confidential Information and shall promptly return or destroy the Confidential Infonnation in accordance with Sponsor or PRA•s written instructions. Site may retain one (I) copy of the Confidential Information for purposes of compliance with its foregoing obligations. Any Confidential Information retained in electronic file backupsshall be maintained in accordance with this Agreement.

Th.is Section 9 does not limit the Site's rights or obligations under Section 12 Publication.

10. HUMAN BIOLOGICAL SAMPLES

Each party shall ensurethat anycollection, handling, transportation and retention ofHBS is carried out in accordance with the Protocol, ICF, and Applicable Laws. Institution agrees and acknowledges that Sponsor may use HBS to conduct research that exceeds or differs from the research specified in the Protocol, subject to the ICFand in accordance with Applicable Laws.

11. DATA PROTECTION

The Parties agree to comply with all applicable Data Protection Laws as amended from time to time

The parties contractual obligations with respect to theprotection of Personal Data are detailed under Ex.hibit D: *Data Processing Annex* attached to this Agreement, as a part hereof, and theparties agree to such obligations.

The parties agree that each will comply with their respective obligations as required under the provisions of HIPAA. Site will obtain from eachStudySubject a valid authorization for thedisclosure of identifiable information that complies with HIPAA and any other applicable laws, and is, in folll1 and substance, acceptable to the Sponsor. If PRA and/or Sponsor are exposed to individually identifiable confidential information of a Study Subject, such information may only be used as permitted in the Study Subject authorization, ICF, and in accordance with Applicable Laws.

12. PUBLICATION

(a)The Study is part of a multi-center research study, and publication of the results of the Study conducted at the Site shall notbe madebeforethefirstmulti-center publication by Sponsor and neither Institution nor Investigator may present or publish the results of the Study in any form or media without the prior written consentof Sponsor. Prior to submitting or presenting a manuscript or other materials relating to the Study to a publisher, reviewer, or other outside person/entity, Site shall provide to Sponsor a copy of all such manuscripts and materials, and Sponsorshall have sixty (60) days from receipt of such manuscripts and materials to review and comment. At Sponsor's request, Site shall remove any Confidential Information prior to submitting or presenting the materials. Any publication by the Site shall make reference to the relevant multi-center publication(s). Site shall, also upon Sponsor's request, further delay publication or presentation for a period of up to one hundred twenty (120) days to allow Sponsor to protect its interests in any Sponsor Inventions (as detmed below) described in any such materials.

(b)The Study will be registered with www.clinicaltrials.gov or an equivalent registry, if required by law.

13. INTELLECTUAL PROPERTY RIGHTS

(a) The Site acknowledges that all documents, the Protocol, any data, information, know-how, knowledge, all documents, information, materials, products and samples without limitation the Product, Test Materials and the Protocol and other data, methods, operations, formulas, Confidential Information, andMaterials provided to Sitepursuantto this Agreement are and shall remain Sponsor's sole and exclusive property(" Sponsor Intellectual Property"). The completed CRFs, the final report (if applicable), data,know-how, and otherresults and information generated through the performance of the Study or that relates to the Materials, shall also be solely and exclusively owned by Sponsor (collectively "Study Data").

(b) Theexisting inventions and technologies of Sponsor, PRA or the Site are their separate property and are not affected by this Agreement. The entire right, title and interest in and to any inventions, discoveries, know-how, copyrights, or otherintellectual property rightsthatare conceived, developed, or reduced to practice (including all improvements or modifications)which (i)rely, use, orincorporate the IMP or Study Data; (ii) incorporate or are anticipated by the Protocol; or (iii) rely, use, or incorporate any Confidential Information, shall be the sole and exclusive property of Sponsor (collectively referred to as "Sponsor Inventions"). Site shall promptly disclose in writing to Sponsor each such Sponsor Invention and shall assign (and shall require all Study Site Team Participants to assign) to Sponsor all rights, title and interest, if any, in and to each such Sponsor Invention. Site agrees to provide, at Sponsor's expense, reasonable assistance to Sponsor to enable Sponsor to perfect and enforce its rights in such Sponsor Inventions. Neither PRA nor Sponsor transfers to the Site any patent rightor Sponsor's intellectual property rights by this Agreement

14. TERM AND TERMINATION

(a) This Agreement shall commence on the Effective Date and shall continue in force until the Study has been completed at the Site or otherwise terminated as set forth herein.

(b) This Agreement may be terminated for the following reasons:

(i) By PRA at any time for any reason upon thirty (30) days written notice;
(ii) By either Party by material breach of this Agreement by the other Party, provided that the breaching Party does notcure such breach within thirty (30) days' written noticethereof; or
(iii) by either Party, effectively immediately upon written notice, if the FDA, the Site's IRB, or other Regulatory Authority withdraws Study approval.
(iv) By PRA, if the Investigatorbecomes unable toconductthe Study and no proposedreplacement of him/heris acceptable to Sponsor and PRA.

(c) Upon the effective dateof termination of this Agreement, an accmmting shall beconducted by the Site, subject to verification by PRA. Following PRA's receipt of adequate documentation, PRA will pay for:

(i) all services properly rendered and monies properly expended by the Site through the effective date of termination, which have not yet been paid by PRA; and

(ii)any non-cancelableobligations properly incurredfor the Study by the Site prior toreceiptof notice of termination; and

(iii)any necessary Study expense as set forth below under section 14 (e).

(d)If the Site has been paid any amounts which have not been earned hereunder as of the date of termination, the Institution shall promptly return to PRA aH such unearned funds in accordance with the timeframe for Final Payment and Reimbursement as defined in Exhibit A.

(e)Immediately upon receipt of a notice of termination, the Investigator shall (1) stop screening and enrolling subjects into the Study and shall, as directed by Sponsor or PRA, (2) cease conducting Study procedures on Study Subjects to the extent medically permissible, to the extent reasonably feasible, (3) cease from incurringany additional Studyexpenses and (4) promptly provide to Sponsor copies of all Study Data , Confidential Information in accordance with the section 9 and return to Sponsor all unused Materials.

15. TRANSPARENCY

In accordance with national laws, including the US Sunshine Act, state transparency laws, and other applicable legal requirements and in order to comply with these requirements, Site consents that PRA will collect, process and/or disclose (i) Investigator's or Sub Investigator's details including Investigator's and Sub investigator personal data (ii) the type of interactions and its associated aggregated transfer of value.

PRA shall inform the relevant healthcare professional of Sponsor's transparency obligations in this respect and obtain its consent to the disclosure or publication of such information. Consents mustbe obtained in a form that will enable Sponsor to disclose the information in line with the Applicable

Laws of thecountry where thehealthcare professional has his/her primary practice if applicable . The consent to publication shall be deemed given by signing this Agreement. 16. ANTI - BRIBERY/ ANTI - CORRUPTION AND TRADE CONTROL (a) Site represents, warrants, and covenants as follows : 1 . It acknowledges that most countries have Anti - Corruption Laws, which forbid the making, offering or promising of any payment or anything of value to government officials, or other persons, when thepayment is intended to influence anyactordecision to award orretain business and it represents , and that it will raise to PRA/Sponsor any concerns related to a potential violation of Anti - CorruptionLaws in relation to the performance of this Agreement of which it becomes aware . ii . It is and will remain licensed , registered, or qualified under local law, regulations, policies, and administrative requirements to do business and, to the extent required by applicable law, has obtained licenses or completed such registrations as may be necessary or required by law to provide thegoods and/or services described herein, and providing suchgoods and/or services is notinconsistent with any other obligation . 111 . It has not and will not during the term of this Agreement directly or indirectly , bnbe, offer , promise or pay, or authorize the offer or payment, of any monies or financial or any other advantage, including cash, loan , gift, travel, entertainment, hospitality , facilitation payment, kickback, political or philanthropic contribution, or anythingof value, or any perceived benefit inan effort to influence anygovernment official or any other person in order for the other Party to improperly obtain or retain business or to gain an improper business advantage , and,has not accepted, and will not accept such a payment in relation to the performance of this Agreement iv . It shall use its best reasonable efforts to comply with Anti - Corruption Laws . (b) If Site breaches the prohibitions described in this Article 16 , then without prejudice to its other rights and remedies, the breach shall be considered a material breach under this Agreemen t, and PRA/Sponsor may then terminate this entire Agreement . 17. INSURANCE (a) During theperformance of this Agreement, Institution shall, at its ownexpense, carry and maintain the following insurance in amounts noless than that specified for each type : (i) commercial general liability insurance including premises and operations coverage with limits of not less than $ 1 , 000 , 000 per occmTence and $ 2 , 000 , 000 perannual aggregate ; (ii) workers' compensation insurance in the amount required byapplicable st . ate law ; and (iii) professional medicalliability insurancewith limits of no less than $ I, 000 , 000 permedicaJincident and $ 3 , 000 , 000 per medical aggregate for each physician performing services under this Agreement including, butnot limited to, the Investigator . (b) Institution shall, at PRA's written request, provide PRA with a certificate that such insurance isin force that indicates any deductible and/or self - insured retention . Institution stipulates that such insurance will not be canceled or reduced while this Agreement is in effect without at least thirty (30) days prior written notice to PRA . 18 . INDEMNIFICATION

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Institution shall,tothe extentauthorizedby applicable law, indemnify, defendand holdharmless PRA, Sponsor, and their Affiliates, agents, directors, officers and employees (collectively the "PRA lndemnitees") from any and all liabilities, claims, actions, or suits (collectively "Claims") totheextent they result from or arise out of the breach of this Agreement, or the negligence or wrongful acts or omissions of Institution, Investigator, or Study Site Team Participants pertaining to the activities of the Study and/or this Agreement, provided, however, that : Institution shall not indemnify, defend and hold harmless the PRA Indemnitees from Claims to the extent they result from or arise out of the negligence or wrongful acts or omissions of the PRA Indemnitees . (ii) (i) Institution is promptly, and in any event within thirty (30) days after a PRA Indemnitee's receipt of notice of any complaint, claim or injury relating to any loss subject to this indemnification, notified in writing of any such complaint, claim or injury ; Institution has sole control over thedefenseand settlement of any such claim or suit, including the right to select defense cotmsel and to direct the defense or settlement of any such cl aim or suit, provided thatInstitution shallnot admitfaultor liability on behalf of any PRA Indemnitee in the defense and settlement of such claim or suit ; and PRA Indemnitees reasonably cooperate with the Institution and its legal representatives in the investigation and defense of any claims or suits covered under this Section 18 . In the event that a conflict arises in the contextof such an investigation or defense, the PRA Indemnitees s hall have 1 he right at their own expense to select and obtain representation by separate legal counsel . 19. LIMITATION OFLIABILITY EXCEPT IN CONNECTION WITH ANY DEATH OR BODILY INJURY, BREACHES OF CONFIDENTIALITY (SECTION 9 ), A PARTY'S INDEMNIFICATION OBLIGATIONS (SECTION 19 ) OR A PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN PERFORMING ITS OBLIGATIONS UNDER THIS AGREE?v . IBNT,IN NO EVENT SHALL A PARTY HEREUNDER BE LIABLE TO THE OTHER PARTY HEREUNDER FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING FROM OR IN RELATION TO THIS AGREEMENT . 20. WARRANTIES, CERTIFICATIONSAND REPRESENTATIONS (a) Institution and Investigator each represent and warrant that (i) it/he / she, nor any other person retained by it/he /s he to perform the Study pursuant to this Agreement have not been debarred under the Federal Food, Drug, and Cosmetic Act or the Generic DrugEnforcement Act of 1992 , disqualified as a testing facility under 21 CFR Part 58 Subpart K, disqualified, restricted or bavingmad e assurances as a clinical inve stigator under 21 CFR † 312 . 70 or otherwise debarred, restricted or disqualified llllder the corresponding laws of an applicable jurisdiction ; (ii) no such debarred, disqualified or restricted person will in the future be employed by Institution in connection with the Study, and (iii) the foregoing may be relied on by Sponsor inany application to FDA for marketing approval . Site shall immediately notify PRA in writing if it becomes aware that any : (a) person who is performing the Study is debarred , disqualified or restricted ; or (b) action, suit, claim, investigation or legal or administrative proceeding is pending relating to the debarment, disqualification, restriction of Institution or any person performing Study . (b) Institution and the Investigator each certify that neither the Investigator nor any Study Site Team Participant is subject to any conflicting obligations or legal impediments and/or has any financial, contractual or otherinterests in the outcome of the Study that might interfere with the performance of

12

the Study or that is likely to affect the reliability and robustness of the data generated in the Study. Investigator shall inform the Sponsor immediately upon learning of the existence of any financial arrangement or interest between the Investigator, any Study Site Team Participant, and the Sponsor.

(c) Institution represents and warrants that neither the Institution, nor any of its affiliates, nor any of their respective directors, officers, employees or agents (all of the foregoing, including affiliates collectively, "Institution Representatives") has taken any action that would result in a violation by such persons of any local or international applicable anti-bribery or anti-corruption laws, rules or regulations (collectively the "Anti-Corruption Laws"). Institution represents and warrants that the Institution and Institution Representatives have conducted and will conduct their businesses in compliance with the Anti-Corruption Laws, including refraining from ma.king any payments or providing anythingof value, directly or indirectly, to improperly influence a third partyor improperly gain a business advantage. Institution represents and warrants thatInstitution has or will implement necessary procedures to prevent bribery and corruptconduct by Institution Representatives and that Institution will keep accurate books, records and accounts in conne.ction to the Study.

(d) Site hereby certifies that if Site engages any Institutional Review Board ("IRB") for protocol review related to this Study, that such IRB is registered and has properly submitted an assurance application in accordance with the rules administered by The Office for Human Research Protections of the U.S. Department of Health and Human Services. Site further represents that Site willsubmit the otocoltotheIRBfor approvaland willwaitfor *its*approvalbeforeinitiatingthe Protocolor enrolling any Study Subjects.

21. ASSIGNABILITYfI'HIRDPARTY BENEFICIARY

(a)Site may not assign any ofits rights or delegate any performance underthis Agreement, voluntarily or involuntarily, whether by merger, consolidation,dissolution, operation of law, or any other manner except with the prior written consentof PRA, and any purported assignment or delegation without PRA's written consent is void. PRA shall have the right to assign or transfer this Agreement, in particular to Sponsor or Sponsor's designee, in whole or in part upon written notice to Site.

(b) The Parties acknowledge and agree that Sponsor is a third party beneficiary under this Agreement and shall have full right to enforce any and all obligations owed to it or to PRA as though it were a party to the Agreement, including but not limited to rights to intellectual property, Study Materials, Study Data, and Research Results, confidentiality, data privacy, and publications. If for any reason this Section is unenforceable, PRA shall be entitled to assign its rights to enforce this Agreement to Sponsor as contemplated in the Section 21(a) above.

22. GOVERNING LAW

The Parties agree that this Agreement shall be governed by the law of Texas without regard to the conflicts of laws provisions thereof.

23. NOTICES

All notices required or permitted to be given under this Agreement shall be in writing and shall be (a) delivered personally, (b) sent by certified mail, or (c) sent by a nationally-recognized courier guaranteeingnext-day delivery, to the recipients below. The parties agree thatchanges to the a d d r e below for receipt of notices under this Section may be effected by a letter signed by the relevant party and does notrequire an amendment to this Agreement signed by all parties.

lftoPRA: Pharmaceutical Research Associates, Inc . 4130 Parklake Avenue, Suite 400 Raleigh, NC 27612 Attention: Clinical Operations - Clinica l Site Contracts Department If to Sponsor: Inventiva S.A. 50 rue de Dijon 21121 Daix, France Attention: CEO With a copy to: General Counsel If to the Institution: Alpha Research Institute, LLC. 6201 Bonhomme Road, Suite #460S Houston, Texas 77 03 Attention: Director of Clinical Trials With copy tothe Investigator: 4002 Garth Rd . Ste. 120, Baytown, Texas 77521 Attention: Nicola Abate, M.D. 24. USE OF NAMES (a) Neither party shall use thename , symbols, logos and/or trademarks of the other party in any form of publicity in connection with the Study unless explicitly approved in writing by the other party in advance ; provided , however, the Spo . nsor may use the name of Institution and Investigator as participating in the Study in any registration of, or subsequent postof results from, the Study . (b) Institution agrees that, in accordance with applicable law, Sponsor may make public the amount of funding provided hereunder for the conduct of the Study and may identify Institution and Investigator as part of this disclosure . Institution represents that it has or shall obtain the Investigator's consent to this disclosure . 2S. WAIVER AND SEVERABILITY No waiver of any term or condition of this Agreement whether by conduct or otherwise in any one or more instances shall be deemed to be or construed as a further or continuing waiver of such term or condition, or of any other term or condition of this Agreement . If any terms or conditions of this Agreement are held to be invalid, illegal or unenforceable, the remaining terms and conditions contained herein shall not be affected . Waivers of any rights held by Sponsor in its capacity as third party beneficiary of this Agreement must be in writing and executed by an authorized representative of Sponsor . 26 . ENTIRE AGREEMENT AND COUNTERPARTS

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This Agreement, including the Exhibits attached hereto, constitutes the full understanding of the parties with respect to the subject matter hereof, and a complete and exclusive statement of the terms of their agreement , and no terms, conditions, understanding or agreement purporting to amend, modify , vary or waive the terms of this Agreement shall be binding unless made in writing and signed byanauthorized representative of eachparty hereto unless otherwisespecified herein . This Agreement and any amendment here to may be executed in several counterparts, each of whichshall be deemed an original but taken together shall constitute one and the same instrument . 27. SURVIVAL AND CONTINUING OBLIGATIONS Except as otherwise specifically provided herein, termination of this Agreement shall not relieve any party hereto from any obligation under this Agreement that accrued or arose from facts and circumstances in existence prior thereto . In addition, the provisions of this Agreement that by their nature contemplate continuing obligations shall survive expiration or termination of this Agreement . 28. INDEPENDENT CONTRACTORS The parties to thls Agreement are independent contractors and neither party shall hold itself out to third parties as purporting to act as, or on behalf of, the otherparty hereto . This Agreement shall not be construed to constitute a partnership or joint venture between PRA and the Institution or to make either party the agentor employee of theother . Neither party is responsible for any ernp loyee benefi 5 , pensions, workers' compensation, withholding, or employment - related taxesas to the other party . [Signatures page follows]

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In WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, effective as of the Effective Date.

PHARMACEUTICAL RESEARCH ASSOCIATES, INC.	**ALPHA RESEARCH INSTITUTE, LLC.**
By: ______________________	By: Pamela [signature]
Authorized Signature	Authorized Signature
Name: ______________________	Name: [signature]
Title: ______________________	Title: Director
Date: ______________________	Date: 8/25/2022

Read and Acknowledged

INVESTIGATOR

By: H. ABATE

Name: [signature]

Title: Principal Investigator

Date: 08-25-2022

Exhibit A: Payment Terms
Exhibit B. Budget
Exhibit C: Reference to the Protocol
Exhibit D: Data Processing Annex
Exhibit F: Equipment

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EXHIBIT A:
PAYMENT TERMS

Sponsor:	**Inventiva Pharma**
Protocol No:	**337HNAS20011**
PRA Project Id:	**IVPF2F3F-F2F3LF**

1. **Subject Recruitment**. Enrollment for this Study is competitive. PRA anticipates that the Site will recruit approximately **6** subjects but makes no guarantees regarding this number. Site shall not recruit or enroll additional subjects in excess of this number without the prior written approval of PRA or Sponsor, and neither PRA nor Sponsor will be liable for compensation for unauthorized subjects in excess of such number. PRA will advise on recruitment progress and notify sites when recruitment is complete. No change in the number of estimated enrolled subjects as defined in this section requires amendment of this Agreement.

2. **Payment Method.** The Payee for the Institution shall be the entity listed by the Institution in its completed Payment Information Checklist ("PIC"). The PIC form will be provided to Institution by PRA. Payee shall provide written full payment instructions and bank details to PRA on the PIC prior to any payments being released. PRA will make payments in USD by domestic ACH in accordance with the attached Budget. PRA will not make any additional payments to Payee pursuant to this Agreement without the prior written approval of Sponsor nor will PRA pay for any procedures performed or treatments given in violation of the Protocol unless approved in writing by Sponsor. PRA will use reasonable efforts to notify Institution of the remittance details for each payment.

3. **Payment Timing.** PRA will make payments on a monthly basis in accordance with the Budget. These payments will be made within 45 days of the acceptance criteria outlined in these Payment Terms.

4. **Subject Visit Payments.** PRA will make payments based on subject visits that have been entered in electronic data capture system (EDC) by Institution in accordance with the Budget. PRA will withhold 10% of each subject visit payment until the Final Payment, as defined below. These payments will be auto-paid in the United States based on acceptance criteria at the agreed upon cycle frequency as defined in Section 3 above.

5. **Other Payments**. All payments, other than Subject Visit Payments in the United States , require a valid invoice and will be made within the agreed timing, as defined in Section 3 above, in the amounts specified in the Budget, and according to the following criteria:

   a) **Start-Up Payments.** Start-Up fees will be paid in accordance with the Budget upon site activation and the receipt of a completed PIC form and a completed and signed W-9.

   b) **IRB Fees or Ethics Committee Fees.** If Site will be using the central IRB or Ethics Committee designated for this Study, PRA will be responsible for the task order and fees associated with this service provider. PRA will reimburse the relevant IRB or Ethics Committee directly for fees in accordance with an invoice issued to PRA by the IRB or Ethics Committee in which case, PRA will not reimburse Site for IRB fees incurred in connection with the Study. If Site will be using a Local IRB or Ethics Committee, then Site will be responsible for the task order and fees associated with this service provider. PRA will reimburse Payee within agreed timing, as defined in Section 3 above, upon receipt by PRA of a valid invoice, in the amount specified in the Budget.

c) **Screen Failures.** PRA will pay for subjects who fail screening based on a pre-determined flat fee. The Site must document all screening procedures completed prior to screen failure and must ensure that the subject has signed an informed consent form. PRA will not pay for any procedures carried out after the subject has failed screening.

6. **Invoicing**. All invoices must be timely, comply with the Payment Criteria and must contain the Protocol title and number, a detailed summary of the payment to be made, supporting documents (if any), and be addressed to the following:

North America
PHARMACEUTICAL RESEARCH ASSOCIATES, INC. ATTN: Investigator Grants 4130 Parklake Avenue, Suite 400, Raleigh, NC 27612 PRA Email: InvestigatorInvoices@prahs.com Reference: 337HNAS20011, ABATE

* Invoices missing any of the above information may result in delayed payment.

All invoices should be received by PRA within forty-five (45) days following the incurrence of the applicable expense or site close out visit, whichever is earlier. Site understands once PRA has reconciled and closed Study internally that PRA reserves the right to no longer accept invoices.

7. **Final Payment**. PRA will perform a reconciliation of the Site's payments before issuing a final payment to the Payee to account for all previous Study payments, remaining payments due and, if applicable, this shall include the withholding from Subject Visit Payments and the fair market value of any equipment provided under this Agreement which the Site purchases. The reconciliation will result in either a final payment due to the Payee ("Final Payment") or a request for reimbursement due to PRA ("Refund"). If a Final Payment is due to Payee, PRA will pay the Final Payment to Payee within 45 days after completion of the reconciliation and upon the receipt of a valid invoice where applicable. If a Refund is due to PRA, Payee shall reimburse the Refund to PRA within 45 days of PRA notifying Payee in writing of the amount of the Refund.

8. **Taxes**. Payments shown in the Budget do not include VAT/GST or tax of any similar type. If the Payee is VAT/GST registered, and if VAT/ GST or other applicable taxes are required under the Payee's country law, the applicable tax should be added and shown on the invoice at the local applicable VAT rate. The Institution and Payee each acknowledge and agree that Payee shall be solely responsible for paying the appropriate amount of any applicable federal, state, and local taxes with respect to all payments made pursuant to this Agreement, and PRA shall have no responsibility whatsoever for withholding or paying any such taxes on behalf of the Site or Payee.

9. **Payment Dispute**. Payee will have thirty (30) days from the receipt of final payment to dispute any payment discrepancies.

EXHIBIT B: BUDGET

ial Information

Trial Name: Inventiva_IVPF2F3F-F2F3LF
Project: IVPF2F3F-F2F3LF
Protocol Number: 337HNAS20011 (NATIV3)
Protocol Version: 2.0 dated 26 January 2022
Phase: III
Title: A randomised, double-blind, placebo-controlled, multicentre, Phase 3 study evaluating long-term efficacy and safety of lanifibranor in adult patients with non-cirrhotic non-alcoholic steatohepatitis (NASH) and fibrosis 2 (F2)/fibrosis 3 (F3) stage of liver fibrosis
Arm: Main study

udget Information

Location: United States
Currency: USD - US Dollar
Total Cost per Patient Main study: 44,934.26
PI Name: Nicola Abate
Site Name: Alpha Research Institute, LLC
Overhead Percent: 30.00%

ocedure Name	Selected Cost	Screening	Baseline	W4	W12	W24	W36	W48	Phone Visit, W60	W72	Phone visits, W84, W108, W132, W156, W180, W204, W228, W252, W276, W300, W324, W348	W96	W120	W144	W168	W192	W216	W240	W264	W288	W312	W336	EOT	FOS
formed consent, Main study	100.00	100.00																						
gibility criteria	72.60	72.60	72.60																					
ncomitant medications	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00
etary and lifestyle monitoring	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00
lverse events	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00
ug accountability	15.00			15.00	15.00	15.00	15.00	15.00	15.00	15.00	15.00	15.00	15.00	15.00	15.00	15.00	15.00	15.00	15.00	15.00	15.00	15.00	15.00	
tial Physical Exam, includes mographics, Alcohol intake & ioking habits, Medical and ease history, COVID-19 story/Symptoms, Vital signs	265.00	SOC																						
llow-up Physical Exam, ludes Alcohol intake & ioking habits, Vital signs	200.00		200.00	200.00	200.00	200.00	200.00	200.00		SOC		200.00	200.00	SOC	200.00	SOC	200.00	SOC	200.00	SOC	200.00	SOC	200.00	200.00
G (singular or triplicate)	135.00	135.00		135.00	135.00																			
od draw for Central Lab**	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00		50.00		50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00
ntral: Venipuncture for markers and PK and/or Gene mpling, if applicable	50.00	50.00	50.00	50.00	50.00	50.00		50.00		50.00		50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00
ntral: Venipuncture for PK, tional	50.00			Invoice x6	Invoice x6	Invoice x6	Invoice x7	Invoice x6																
ntral: Urinalysis, includes inary ethyl glucuronide	39.00	30.00	39.00			39.00		39.00		39.00		39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00
mple Handling and Shipping Central lab	48.00	48.00	48.00	48.00	48.00	48.00	48.00	48.00		48.00		48.00	48.00	48.00	48.00	48.00	48.00	48.00	48.00	48.00	48.00	48.00	48.00	48.00
er biopsy (fresh)	2,308.00	Invoice								2,308.00													Invoice	Invoice
psy Sample	305.00	Invoice								305.00													Invoice	Invoice
storical Biopsy Sample ndling/Shipping	305.00	Invoice																						
stography and CAP***	550.00	SOC	550.00			550.00		550.00		SOC		550.00	550.00	SOC	550.00	SOC	550.00	SOC	550.00	SOC	350.00	SOC	550.00	550.00

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atient training on mobile app	25.00		25.00																					
ite review/confirmation of PRO ntry in mobile app	42.00		42.00			42.00		42.00		42.00			42.00		42.00		42.00		42.00		42.00		42.00	42.00
exa Scan for optional sub-tudy	420.00		Invoice	Invoice						Invoice				Invoice				Invoice						
Per Patient Activity Totals:		639.60	1,221.60	643.00	643.00	1,139.00	458.00	1,139.00	160.00	3,002.00	160.00	1,097.00	1,139.00	347.00	1,139.00	347.00	1,139.00	347.00	1,139.00	347.00	1,139.00	347.00	1,139.00	1,124.00

on-Procedure Name Applicable to Overhead)	Selected Cost	Screening	Baseline	W4	W12	W24	W36	W48	Phone Visit, W60	W72	Phone visits, W84, W108, W132, W156, W180, W204, W228, W252, W276, W300, W324, W348	W96	W120	W144	W168	W192	W216	W240	W264	W288	W312	W336	EOT	EOS
ay Bed fee	150.00	Invoice		Invoice	Invoice	Invoice	Invoice	Invoice		150.00													Invoice	Invoice
ispensing study drug	25.00		25.00	25.00	25.00	25.00	25.00	25.00		25.00		25.00	25.00	25.00	25.00	25.00	25.00	25.00	25.00	25.00	25.00	25.00		
hysician fee	200.00	200.00	200.00	200.00	200.00	200.00	200.00	200.00	50.00	200.00	50.00	200.00	200.00	200.00	200.00	200.00	200.00	200.00	200.00	200.00	200.00	200.00	200.00	200.00
tudy Coordinator fee	130.00	130.00	130.00	130.00	130.00	130.00	130.00	130.00	65.00	130.00	65.00	130.00	130.00	130.00	130.00	130.00	130.00	130.00	130.00	130.00	130.00	130.00	130.00	130.00
ata Entry	68.00	68.00	68.00	68.00	68.00	68.00	68.00	68.00	34.00	68.00	34.00	68.00	68.00	68.00	68.00	68.00	68.00	68.00	68.00	68.00	68.00	68.00	68.00	68.00
Per Patient Other Direct Cost Totals:		398.00	423.00	423.00	423.00	423.00	423.00	423.00	149.00	573.00	149.00	423.00	423.00	423.00	423.00	423.00	423.00	423.00	423.00	423.00	423.00	423.00	398.00	398.00

on-Procedure Name (Not pplicable to overhead)	Selected Cost	Screening	Baseline	W4	W12	W24	W36	W48	Phone Visit, W60	W72	Phone visits, W84, W108, W132, W156, W180, W204, W228, W252, W276, W300, W324, W348	W96	W120	W144	W168	W192	W216	W240	W264	W288	W312	W336	EOT	EOS
atient compensation for time oss during Phone visits	20.00								20.00		20.00													
atient compensation for time oss during regular study visits,	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00		50.00		50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00
atient compensation for time oss during rescheduled study	50.00												Invoice											
atient compensation for time oss during Biopsy visits	50.00	Invoice								50.00													Invoice	Invoice
atient compensation for time oss During PK Sub-group Visits	50.00			Invoice	Invoice	Invoice	Invoice	Invoice																
Per Patient Other Direct Cost Totals:		50.00	50.00	50.00	50.00	50.00	50.00	50.00	20.00	100.00	20.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00

	Screening	Baseline	W4	W12	W24	W36	W48	Phone Visit, W60	W72	Phone visits, W84, W108, W132, W156, W180, W204, W228, W252, W276, W300, W324, W348	W96	W120	W144	W168	W192	W216	W240	W264	W288	W312	W336	EOT	EOS
Visit Cost Subtotal	1,087.60	1,694.60	1,116.00	1,116.00	1,612.00	931.00	1,612.00	329.00	3,675.00	329.00	1,570.00	1,612.00	820.00	1,612.00	820.00	1,612.00	820.00	1,612.00	820.00	1,612.00	820.00	1,587.00	1,572.00
Overhead at 30%	311.28	493.38	319.80	319.80	468.60	264.30	468.60	92.70	1,072.50	92.70	456.00	468.60	231.00	468.60	231.00	468.60	231.00	468.60	231.00	468.60	231.00	461.10	456.60
Total Cost Per Visit	**1,398.88**	**2,187.98**	**1,435.80**	**1,435.80**	**2,080.60**	**1,195.30**	**2,080.60**	**421.70**	**4,747.50**	**421.70**	**2,026.00**	**2,080.60**	**1,051.00**	**2,080.60**	**1,051.00**	**2,080.60**	**1,051.00**	**2,080.60**	**1,051.00**	**2,080.60**	**1,051.00**	**2,048.10**	**2,028.60**
Visit Quantity	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00	12.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00
Cumulative Visit Cost	1,398.88	2,187.98	1,435.80	1,435.80	2,080.60	1,195.30	2,080.60	421.70	4,747.50	5,060.40	2,026.00	2,080.60	1,051.00	2,080.60	1,051.00	2,080.60	1,051.00	2,080.60	1,051.00	2,080.60	1,051.00	2,048.10	2,028.60
Total Cost per Patient Main study:	**44,934.26**																						

Virtual / HHC visits may be applicable in place of on-site visits at Weeks 4-48 and Weeks 72, 96, 120, 144, 168, 192, 216, 240, 264, 288, 312, 336

his cost is excluded from the Total Cost per Patient

** Safety Labs for Central lab includes: Serology, Complete Blood count, Liver function, Biochemistry, Renal function, Coagulation, Glycemic metabolism, Other glycemic metabolism, Adiponectin, Lipid metabolism, Other lipid metabolism, Cardiac test NT-ProBNF, Fructosamine and Leptin. For additional detail, refer to Protocol ection 1.3, footnotes 10-20.

***Controlled attenuation parameter (CAP) will be quantified by FibroScan® (only if available).

20

. Considerations Total Cost overhead at30% Selected Cost lnvolceable Name Upon receipt of detailed Invoice; test mlly be performed at arry time per l/lVestlQ!rtor's d i scretion 127 . 4 0 29.40 98.00 I..Oall: COVIi> - 19 test (infed!OUS &aent detedlon bv ONA / RUA l Upon receipt of detailed Invoice for paUents parttopabng In the DeJCll SC<in sub·studv 126.10 29.10 97.00 lnfonnedConsent: DeX!I sam sub - studv Upon rec e ipt of deta ed invoice, only for participates who consent to the Dexa scan sub - study, at Baseline and Weeks 4 , n, 144 240 546 . 00 126.00 420.00 Dexa SC!ln for oplIOna l sub - - study Upon receipt of detailed lnvolee as applicable 149 . 50 34.SO 115 . 00 Informed Consent : Genetic testino Upon receipt of detailed invoice applrcable 126.10 29.10 97.00 Informed Consent for female oartners of mate oatlents Upon receipt of detailed invoice If repeat assessment is required oer orotoco l 175.50 40 . 50 135.00 ECG (Singular or tripht11te) Upon receipt of detailed Invoice if repeat assessment 1s req u ired at the Investigators d i scretion if medically necessary and In consulta on with the Medical Monitor 65.00 15.00 50 . 00 Blood draw for Centnlluib·• 65.00 15.00 50.00 Central: Ven,puncture for PK, Blomarl:ers and/or Gene 50.70 11.70 39.00 Centl'lll: Utinalysis, lndudes Urtnarv ethyl olucuronlde, Unne Upon receipt of Invoice if repeat serumand / or urine samples for centnl lab Is reQutred 62.40 1 4 .40 48.00 Sample K a ndling and Shipping to Central lab Upon receipt of detlliled1nvo,ce, for patients who hove consented to the opbOnal PK sub·study, at week'!, 12, 24 , 36 OR 48, per the tlmepolnt I ndicated in the vt sft gnd for the apollcoble visit 65.00 lS.00 50.00 Centrol: Ven,puncture for PK, Optio1111I Upon receipt of deta i led i nvoke 11t lnvestlg111or's discretion and / or In c.ases where lmliallOn of IMP or safety follow·up Is time·sensttlve and the central laboratory results Will not be available In time O 96.20 22.20 74.00 : Chemistry Pllnel, lndudes l..ocal ALT,AST,GGT,AlP,totaland dlrea Blllrubin, Sodium Chlonde, Pot!lssium, BlC!lfbonate, Creatinlne, 91.00 21.00 70.00 Local: Liver Function Pl!nel, Includes Al T, AST GGT, AlP, total and direct Billrubln 81.90 18.90 153.00 Local: Renal Function Pllnel, lndudes Albumin,Chlonde, Cre11bn!ne, Glucose, Fotessium, Sodium chlortde, Urea 118.30 27 . 30 91.00 local: Upid Profile, indudes Triglycendes, to cholesterol, HOLcholesterol, LOL cholesterol 304.20 70 . 20 234.00 Local : Other llpldmetabolism tests, 1 ndudes Apo Al, , \ po e , total Apo Cl, Apo a In LOL . , .... , 0 In VI . DI .. 4 = C 3 In HDl 154.70 35.70 119.00 Local: Adlooneelin 27.30 6.30 21.00 Local: Albumin 23.40 5 . 40 18.00 Local: AlP 24.70 70 5 . 19.00 Local: ALT 49.40 11.40 38.00 Local: AST 45.SO 10.so 35.00 Local: Bicarbonate 39.00 00 9 . 30.00 Loca l : Biurubin Direct 39.00 9.00 30.00 Loall: Sillrubin Tot!ll 29 .90 6.90 23.00 Loca l : Chloride ss.so . 50 13 45.00 LOClll: Cholesterol, H1Qh Denslt'/ 74.10 17.10 S? . 00 Local: Oen...., Cholesterol, Hlah 39 . 00 9.00 30.00 Local: Cholesterol, Total Ż 2.90 9.90 33.00 Local: Co aa ulabon APTT 46.80 10.80 36.00 loCII I : Coooulatton 1NR n.80 16.80 56.00 Loca l : Comolete blood count 49.40 11.40 38.00 Local: CPK 23.40 5 . 40 18.00 Loca l : Creottnlne 57.20 13.20 44.00 locll l : eGFR 33.80 7.80 26.00 Loca l : FPG ra1vcem1c 40.30 9.30 31.00 Local: GGT 46 . 80 10.80 36.00 Local: HbAlc f olvamJc 96 .20 22 . 20 74.00 Loca l : HBV (H8sAo l 137.80 31.80 106.00 Loca l : HCV (HCV anbbodies) 954.20 220.20 734.00 Loco ! : HCV RNA 52 . 00 12.00 40.00 I.Call: HIV·lend HIV·2, slnQ t e 620.10 143.10 4n.oo LoClll: HOMA· JR ( O'thtr glycemlc metabolism ) 52.00 12.00 40.00 l.oCZII: Insulin ( other glycemlc metabotlsml 31.20 7.20 24.00 Loca l : Potassium 26.00 6.00 20.00 loCIII: Sodium chloride 32.50 7.50 25 . 00 local: Tr1o1vcertdes 19 . 50 . so 15.00 Loco l : Uree 40.30 9.30 31.00 Local: Cllrdlac te NT·ProBNP 58.50 13.50 45.00 Loco!: Preana=. Serum, 19 . S 50 4 15.00 Loca l : Preona"" - ' Urtne WOCBf Upon receipt of detailed Invoice ,t fresh biopsy I s required at Screening 11nd/or if ll repe(lt biopsy tsrequired due to incr eased liv e r stiffness compared to Baseline . Also, at EOT and/or e:os unless there Is previous cx,nfirmaUon of progress.on to F4, any liver outcx,me Event or an available b,ops - / wlth,n the past6 months prtor . 1f there tsno l \ istor1cal biopsy ovailable at screen i ng, it is recommended to not perform 11 liver biopsy In pa ents with low Ill/er Stiffness (I .e . AbroScan · - ' · · - - · ---- •" - -- · - · ·· - > - I · - --- · - ·I,,.. - - ---- " .. ....... 3,000.40 692.40 2,308.00 Uver blOpsy (fresh)

21

Biopsy Sample Handling/Shipping	305.00	91.50	396.50	Upon receipt of detailed invoice if Fresh Biopsy is required at Screening, EOT and/or EOS
Historical Biopsy Sample Handling/Shipping	305.00	91.50	396.50	Upon receipt of detailed invoice at Screening if historical biopsy is available (historical biopsy must have been performed within 6 months of Screening)
Anesthesia	856.00	256.80	1,112.80	Upon receipt of detailed invoice if required for Fresh Biopsy
CT Guidance for Needle	1,077.00	323.10	1,400.10	Upon receipt of detailed invoice if required for Fresh Biopsy
Day Bed fee	150.00	45.00	195.00	Upon receipt of invoice if required for fresh biopsy at Screening and/or EOT/EOS; And at the applicable visit requiring extensive PK draws for the PK sub-study
FirbroScan	550.00	165.00	715.00	Upon receipt of detailed invoice if not considered SOC and/or if repeat scan is required due to progression of cirrhosis
Unscheduled / Additional Phone	50.00	15.00	65.00	Upon receipt of detailed invoice
Patient training on mobile app	25.00	7.50	32.50	Upon receipt of detailed invoice if follow-up app training is required after Baseline
Mobile Device Dispense	45.00	13.50	58.50	Upon receipt of detailed invoice at Baseline for patients requiring a device for the app
Mobile Device Collection	25.00	7.50	32.50	Upon receipt of detailed invoice as patient returns device
Pharmacy Dispense	25.00	7.50	32.50	Upon receipt of detailed invoice for study drug replacement if patient's supply is lost, damaged or destroyed
Patient Meals: breakfast, per person	22.50	n/a	22.50	Upon receipt of detailed invoice with supporting documentation, up to the amount indicated. This applies if breakfast is not provided by site on the day of a study visit, applicable per visit requiring patient to fast, and for patients who are required to stay overnight due to long distance travel
Patient Meals: Lunch and/or Dinner, per person	45.00	n/a	45.00	Upon receipt of detailed invoice with supporting documentation, up to the amount indicated. This applies if patient is required to stay on-site during lunch hours and is not provided a meal by site, applicable per visit requiring patient to fast, and for patients who are required to stay overnight due to long distance travel
Patient Travel Reimbursement, includes mileage, parking, uber/taxi, tolls, etc.	100.00	n/a	100.00	Upon receipt of detailed invoice with supporting documentation, up to the amount indicated.
Hotel	175.00	n/a	175.00	Upon receipt of detailed invoice and supporting documentation, up to the amount indicated, if applicable, only for patients participating in the ECG sub-study and/or PK sub-study
Hospitalization, includes meals	869.00	260.70	1,129.70	Upon receipt of detailed invoice for patient required overnight hospital stay for the ECG sub-study
Breakfast and/or Refreshments reimbursement to site	at cost			Upon receipt of detailed invoice with supporting documentation for bulk breakfast/refreshments purchased to provide to patients who are required to fast for the ECG sub-study and/or the PK sub-study
Screen Failures (exclud. Biopsy)	815.70	244.71	1,060.41	Upon receipt of detailed invoice. Biopsy, if provided, will be invoiced based on archival or fresh, and in accordance to the cost provided in the invoiceable section.
Patient compensation for time loss during rescheduled study visits	50.00	n/a	50.00	Upon receipt of detailed invoice as needed
Patient compensation for time loss during Biopsy visits	50.00	n/a	50.00	Upon receipt of detailed invoice if fresh biopsy is required per protocol and according to the visit schedule
Patient compensation for time loss during PK Sub-group Visits	50.00	n/a	50.00	Upon receipt of detailed invoice, for patients who have consented to the optional PK sub-study, at Week 4, 12, 24, 36 OR 48, per the timepoint indicated in the visit grid for the applicable visit

Site Administrative Fee Name	Total Cost	Frequency	Considerations
Site Start-up	9,000.00	1	Upon receipt of detailed invoice at Site activation
Archiving/Document storage	2,000.00	1	Upon receipt of detailed invoice at Site activation
Pharmacy Start-up	2,500.00	1	Upon receipt of detailed invoice at Site activation

Screening Failure(s)	Upon receipt of detailed invoice at the flat rate detailed in the invoiceable section. Biopsy, if provided, will be invoiced based on archival or fresh, and in accordance to the cost provided in the invoiceable section.
Unscheduled Visit(s)	Upon receipt of detailed invoice for procedures performed according to the protocol
	Screen Failure payments must not

rial Information

Trial Name: Inventiva_IVFF2F3F-F2F3LF
Project: IVFF2F3F-F2F3LF
Protocol Number: 337HNAS20011 (NATiV3)
Protocol Version: 2.0 dated 24 January 2022
Phase: III
Title: A randomised, double-blind, placebo-controlled, multicentre, Phase 3 study evaluating long-term efficacy and safety of lanifibranor in adult patients with non-cirrhotic non-alcoholic steatohepatitis (NASH) and fibrosis 2 (F2)/fibrosis 3 (F3) stage of liver fibrosis
Arm: ECG Sub-study

udget Information

Location: United States
Currency: USD - US Dollar
PI Name: Nicola Abate
Site Name: Alpha Research
otal Cost Per Patient ECG Sub-study: 46,520.26
Overhead Percent: 30.00%

rocedure Name	Selected Cost	Screening	Baseline	W4	W12	W24	W36	W48	Phone Visit, W60	W72	Phone visits, W84, W108, W132, W156, W180, W204, W228, W252, W276, W300, W324, W348	W96	W120	W144	W168	W192	W216	W240	W264	W288	W312	W336	EOT	EOS	Fc
nformed consent, Main study ECG sub-study	100.00	200.00																							
ligibility criteria	72.60	72.60	72.60																						
oncomitant medications	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00	45.00	
ietary and lifestyle	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	
dverse events	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	
rug accountability	15.00			15.00	15.00	15.00	15.00	15.00	15.00	15.00	15.00	15.00	15.00	15.00	15.00	15.00	15.00	15.00	15.00	15.00	15.00	15.00	15.00		
itial Physical Exam, includes emographics, Alcohol intake smoking habits, Medical nd disease history, COVID-9 History/Symptoms, Vital igns	265.00	SOC																							
ollow-up Physical Exam, ncludes Alcohol intake & moking habits, Vital signs	200.00		200.00	200.00	200.00	200.00	200.00	200.00		SOC		200.00	200.00	SOC	200.00	SOC	200.00	SOC	200.00	SOC	200.00	SOC	200.00	200.00	
CG (singular or triplicate)	135.00	135.00		270.00	270.00																				
lood draw for Central Lab**	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00		50.00		50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	
entral: Venipuncture for PK, iomarkers, Gene sampling if applicable)	50.00	50.00	50.00	200.00	200.00	50.00		50.00		50.00		50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	50.00	
entral: Urinalysis, includes rinary ethyl glucuronide, rine Pregnancy	39.00	39.00	39.00			39.00		39.00		39.00		39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00	39.00	
ample Handling and hipping to Central lab	48.00	48.00	48.00	48.00	48.00	48.00	48.00	48.00		48.00		48.00	48.00	48.00	48.00	48.00	48.00	48.00	48.00	48.00	48.00	48.00	48.00	48.00	
iver biopsy (fresh)	2,308.00	Invoice								2,308.00													Invoice	Invoice	
iopsy Sample Handling/Shipping	305.00	Invoice								305.00													Invoice	Invoice	
istorical Biopsy Sample Handling/Shipping	305.00	Invoice																							
lastography and CAP***	550.00	SOC	550.00			550.00		550.00		SOC		550.00	550.00	SOC	550.00	SOC	550.00	550.00	550.00	SOC	550.00	SOC	550.00	550.00	
atient training on mobile pp	25.00		25.00																						
ite review/confirmation of RO entry in mobile app	42.00		42.00			42.00		42.00		42.00			42.00		42.00		42.00		42.00		42.00		42.00	42.00	
exa Scan for optional sub-tudy	420.00		Invoice	Invoice						Invoice				Invoice				Invoice							
Per Patient Activity Totals:		739.60	1,221.60	928.00	928.00	1,139.00	458.00	1,139.00	160.00	3,002.00	160.00	1,097.00	1,139.00	347.00	1,139.00	347.00	1,139.00	897.00	1,139.00	347.00	1,139.00	347.00	1,139.00	1,124.00	

19

Selected Cost m · Procedu re Name Sa - eenng Baseh Phone Vtsit, W60 Fol u Phon e visits , W 84 , Wl 08 , W 132 , W 1 S 6 , W 180 , W 204 , W 228 , W 2 S 1 , W 276 ,W 300 , W 321 ,W 348 W4 WU W24 IY36 W48 W72 W96 wuo W141 W168 W192 W2J6 W240 W264 W28ll W312 W336 £OT £OS - · Invoke l/1'.IO!Cf lnl.'Olcf 15Pilohzebon, lndudu •ols NBed fee - nsmn --- ;:;;:.;;drun 869 . 00 150.00 25.00 25.00 25.00 fee 200 . 00 200.00 200.00 200.00 = Coord.n80)( fee 130,00 25.00 200.00 1 )0 . 00 130.00 150.00 25,00 200 . 00 130.00 tll>Ent.., 68.lk 68.00 68.00 68 . 00 Pe, Pao."' 0th« O,rt<t Co$t Totols; 130.00 68.00 398 . oo Ż 23 .oo lm - 'Olce I.O \ 'Oice 25.00 200 . 00 130.00 68 . 00 423.oo •n.oo 130.00 68.00 423.oo lnllOICe 25.00 200.00 130.00 68,00 423.oo Jm - oltt 25.00 200 . 00 130.00 68.00 •23 oo 50.00 65.00 'l - 4 . 00 119 . 00 sn.oo S0 . 00 65.00 34 . 00 U9,00 25.00 200 . 00 130 . 00 68 . 00 123 - 110 25.00 200.00 1)0.00 68 . 00 423.00 25.00 200 . 00 130.00 68 , 00 423 .00 25.00 200.00 130.00 68.00 • 23 . 00 25.00 200 . 00 130 . 00 68 . 00 42.3 , 00 25.00 200.00 no . oo 68.00 423.00 25 . 00 200 . 00 130 . 00 68.00 423 , 00 25 . 00 200.00 130 . 00 6800 4 23.00 25.00 200.00 130.00 68 . 00 423,00 25 . 00 200.00 130.00 68 . 00 123.00 25.00 200 .0 0 1)0.00 68 00 4 23.00 200.00 130.00 68.00 J98.00 200.00 1)0.00 68.00 398.00 21 1 : I 3 ! Not Selected e W4 W60 W32 Ż , W348 20.00 SO.DO 50 . 00 50.00 S0.00 50.00 Jdy \ isits, 145lifl9 up to I 50.00 ln \ - Ol(t oo Per Pl>tlent OtherD edCost Tolols: 50.00 50 . 00 50 . 00 S0.00 20.00 100 . 00 20.00 50.00 S0 . 00 S0.00 SO . OD S0.00 50 . 00 50 . 00 S0,00 50 . 00 50 . 00 S0.00 50.00 50.00 ! Foll u Invoice lnl.'OKe 50.00 EOS in \ 1l1C8 50.00 EDT so.c o W 336 50.00 W312 so.o o W288 S0.00 W264 50.00 W240 so.o o Wl16 50.00 W192 so.o o W168 50.00 Wl44 50.00 W120 so.o o 20.00 W96 Phon e visits, W 81 , W 108 , Wl . 31 , WlS 6 , W 180 ,W 201 , W 228 , W 2 S 1 , W 276 ,W 300 , 50.00 50.00 20.00 W72 Pho,ie Visit. tnvo 1c1 so.o o W18 liM>!ce 50.00 W36 , 00 50 . 00 SO.DO S0 lnvc, ce W24 lnllOICe W12 Jnvotce so.o o aas SCreen'ktg so . 50.00 Cost ,oen1 compensetton for ne loss dlJIIR9 PK Sul> - N Visits ,!lent com tionfor nelossdunng e,opsv V,S<ts ,!lent com pensation for neloss during rescheduled »f \ 1si(s ,titnt compensation for n• loss durtng regular ,y '11enlcomp.nsauon lor nt loss duMg flhoo• >tsits kl - Procedure ll<1me ( ,plcible to overliead) Phon e visits , W84 , Wl08 , Wll2, W1S6 , fol Scr eening llaselrvo W Ż WU W24 Wl6 W18 wn W96 WllO Wl41 W168 W19l W216 W240 W26'4 W288 WJU W336 £OT (OS I Phone Visit, W 60 l IA7 . AI I •94.60 1 Ż 01 .00 1 Ż 01 . on 1.&!2.nl 1 612.00 120.n, I 570.01 8"1.00 l £ ,., , nr 1612.00 820 . 0( 1.612.00 820 .00 I •87.00 ! Ż 93 .JA Ż 05 .30 Ż 05.30 Ż •8... 931.00 264 . ll Ż 68.60 92 . 70 3 675,00 I 072.50 Wl 80 , W 20 Ż , W 228 , W 252 , Wl 76 , W 300 , W 324 , W 348 ,9.00 92.70 Ż 56.00 t 612.nr 468.60 • 20 . 00 231.on 1.612.1)( 4 68.60 7)1,00 Ż <8 . M 1170,111 396.01 Ż 68 , 60 231.00 Ż 68 . 60 23,_n, 461.lO I '7>.0r 4<A,60 . Visit eon syb, 2 t . a Overhead a • • 0 " 4 o Tota l Cost Per Visit 3 Ż 1.28 1 ,528 .88 2,187.98 1,806.30 1,806.30 2,080.60 1,195 . 30 2,080.60 121.70 4,747.50 1 21.70 2,026.00 2,080.60 1,051 . . 00 2,080.60 1,051.00 2,080.60 1,766.00 2,080.60 l,OSJ . 00 2,080.60 1 , 051.00 2,048 . 10 2,028.60 1,1 1.00 1 .00 12.00 l.00 1.00 LOO 1 . 00 1.00 1.00 1.00 1.00 1.00 1.00 LOO 1.00 1.00 1.00 1,528 . 86 1.00 1.00 1.00 2,187.98 1,8 06.30 1 ,806.30 1 . 00 1.00 2 , 0l!0.60 1,195 .30 1 . 00 2,080.60 421.70 •.7 Ż 7.50 S,060. Ż 0 2,026.00 2,080.60 1,051.00 2,080.60 1.051.00 2,0l!0.60 1 , 766 . 00 2,080.60 l , OSl.00 2,080.60 1,051.00 2,048.10 2,028.60 1,1 Vasit nuain""' Cu1DUlatlve Vl<lt Cost Tobi Cost Per Patient 46,520 . 26 EC6 Sub - studv: r,rtuo l / HHC,.,sds moy l>t appba,ble tn ptace o/ on·1rte \ '!Sits ot Wffl:s •·•8 andweol:s 72, 96, 12 0. 14 - 1, 168, 192, 216 , 0, 264, 288 , 312, 336 'Safety lobslor C•nnt lob IOdudtS; S •rclog y, Compltte Bl<><>d count. I.Jo.'1!r function. 8,cchemtstry , R•nal functi<>n, •agulalJOn, Cfvcen,,c metabohMR, Other g l yc: - emk metobolt5n' \ , ' ƒ ' - d[pDnecbn, l.)pld metoboksrn, Other i,ptd metbbabvn. ord0c "" 1/T·FroellP, Fl \ l<'t05llm,ne ond Leptln. For addit<orn,I deta . ref., 1 0 Protocol st<1Jon 1.3,footnotes 10·?0 . • •eontro ll ,d 0!linu<>UOn i,aromtltr (UPI v,dl bt quo,10f1td by RbrtiScan?, (only i avalloble j . 20

24

Trial Information

Trial Name: Inventiva_IVPF2F3F-F2F3LF
Project: IVPF2F3F-F2F3LF
Protocol Number: 337HNAS20011 (NATIV3)
Protocol Version: 2.0 dated 26 January 2022
Phase: III
Title: A randomised, double-blind, placebo-controlled, multicentre, Phase 3 study evaluating long-term efficacy and safety of lanifibranor in adult patients with non-cirrhotic non-alcoholic steatohepatitis (NASH) and fibrosis 2 (F2)/fibrosis 3 (F3) stage of liver fibrosis

Budget Information

Location: United States
Currency: USD - US Dollar
Total Cost per Patient Main study: 44,934.26
Total Cost Per Patient ECG Sub-study: 46,520.26

PI Name: Nicola Abate
Site Name: Alpha Research Institute, LLC
Overhead Percent: 30.00%

Main study

Visit Name	Visit Cost Subtotal	Overhead at 30%	Total Cost Per Visit	Visit Quantity	Cumulative Visit Cost
Screening	1,087.60	311.28	1,398.88	1.00	1,398.88
Baseline	1,694.60	493.38	2,187.98	1.00	2,187.98
W4	1,116.00	319.80	1,435.80	1.00	1,435.80
W12	1,116.00	319.80	1,435.80	1.00	1,435.80
W24	1,612.00	468.60	2,080.60	1.00	2,080.60
W36	931.00	264.30	1,195.30	1.00	1,195.30
W48	1,612.00	468.60	2,080.60	1.00	2,080.60
Phone Visit, W60	329.00	92.70	421.70	1.00	421.70
W72	3,675.00	1,072.50	4,747.50	1.00	4,747.50
Phone visits, W84, W108, W132, W156, W180, W204, W228, W252, W276, W300, W324, W348	329.00	92.70	421.70	12.00	5,060.40
W96	1,570.00	456.00	2,026.00	1.00	2,026.00
W120	1,612.00	468.60	2,080.60	1.00	2,080.60
W144	820.00	231.00	1,051.00	1.00	1,051.00
W168	1,612.00	468.60	2,080.60	1.00	2,080.60
W192	820.00	231.00	1,051.00	1.00	1,051.00
W216	1,612.00	468.60	2,080.60	1.00	2,080.60
W240	820.00	231.00	1,051.00	1.00	1,051.00
W264	1,612.00	468.60	2,080.60	1.00	2,080.60
W288	820.00	231.00	1,051.00	1.00	1,051.00
W312	1,612.00	468.60	2,080.60	1.00	2,080.60
W336	820.00	231.00	1,051.00	1.00	1,051.00
EOT	1,587.00	461.10	2,048.10	1.00	2,048.10
EOS	1,572.00	456.60	2,028.60	1.00	2,028.60
Follow-up	880.00	249.00	1,129.00	1.00	1,129.00
Virtual / HHC Visits Weeks*	169.00	44.70	213.70		
			Total Cost per Patient Main study:		**44,934.26**

ECG Sub-study

Visit Name	Visit Cost Subtotal	Overhead at 30%	Total Cost Per Visit	Visit Quantity	Cumulative Visit Cost
Screening	1,187.60	341.28	1,528.88	1.00	1,528.88
Baseline	1,694.60	493.38	2,187.98	1.00	2,187.98
W4	1,401.00	405.30	1,806.30	1.00	1,806.30
W12	1,401.00	405.30	1,806.30	1.00	1,806.30
W24	1,612.00	468.60	2,080.60	1.00	2,080.60
W36	931.00	264.30	1,195.30	1.00	1,195.30
W48	1,612.00	468.60	2,080.60	1.00	2,080.60
Phone Visit, W60	329.00	92.70	421.70	1.00	421.70
W72	3,675.00	1,072.50	4,747.50	1.00	4,747.50
Phone visits, W84, W108, W132, W156, W180, W204, W228, W252, W276, W300, W324, W348	329.00	92.70	421.70	12.00	5,060.40
W96	1,570.00	456.00	2,026.00	1.00	2,026.00
W120	1,612.00	468.60	2,080.60	1.00	2,080.60
W144	820.00	231.00	1,051.00	1.00	1,051.00
W168	1,612.00	468.60	2,080.60	1.00	2,080.60
W192	820.00	231.00	1,051.00	1.00	1,051.00
W216	1,612.00	468.60	2,080.60	1.00	2,080.60
W240	1,370.00	396.00	1,766.00	1.00	1,766.00
W264	1,612.00	468.60	2,080.60	1.00	2,080.60
W288	820.00	231.00	1,051.00	1.00	1,051.00
W312	1,612.00	468.60	2,080.60	1.00	2,080.60
W336	820.00	231.00	1,051.00	1.00	1,051.00
EOT	1,587.00	461.10	2,048.10	1.00	2,048.10
EOS	1,572.00	456.60	2,028.60	1.00	2,028.60
Follow-up	880.00	249.00	1,129.00	1.00	1,129.00
Virtual / HHC Visits*	169.00	44.70	213.70		
			Total Cost Per Patient ECG Sub-study:		**46,520.26**

tJpon receipt of d e tailed invoice at the flat rate detailed in the 1 nvolceab l e se<tlon . Biopsy , 1f pro \ 1 ded, ,,.111 be invoked besed on archival or fresh, and in ac c ord e nce to the cost provided In the lnvoiceable section. Screening F a ilure ( s } Upon receipt of d etailed mvoice for procedures performed according to the protocol Unscheduled ViSJt(s) Maximum Number of Scree nin g Failures Screen Failure payments must not exceed 8 per each randomi z ed patient Such ml!Xlmum number may be increased with the written e pproval of Sponsor; the written approved increase will not require an amendm e nt to this Agreement. lnVOiceiible Niime Sekcted COst OVerhead at 3 98.00 29 . 40 Total Cost Considerations 1 2 7. 4 0 Up o n r ecei pt of d e taile d invoice; test may be p erfonned at any time per Loai l: COlfil> - 1 9 test (infectious aaent Investia a tor' s discretion Informed Consent: Oexa 97.00 29.10 126.10 Upon receipt of detailed Invoice ior patients p a rtldpating in the Oexa scan scan sub - stud sub - study 420.00 126.00 546.00 Upon receipt of detailed Invoice, only for partldpa t es who consent to the DeXll Scan for optlonel sub·studv Dexa SC!ln sub - studv . et Se se llne and Weeks 4, 72,1 44 , 240 115 .0 0 34 . 50 149.50 Upon receip t of detailed invoice asapp lic able Informed Consent: Genetic testmo Informed Consent for female partners of male 97.00 29 .10 126.10 Upon receipt of detailed Invoice as appl i cable oatients 135.00 40.50 175.50 Upon receipt of detailed invoice if repeat assessment I s required per ECG (smgular or triollaite) l arotocol 50.00 15.00 65 . 00 Slood draw for Central uib 0 Upon r ece i pt o f detailed invoic e If rep e at esse ssment Is required et the investigato rs discretion if medically neces r I and In tonsulta on wi th the 50.00 15.00 65 . 00 Medical Monitor Centnil: Venipuncture for PK, 810mamrs end / or Gene samolino 39 .00 11 .70 50 .70 C e ntnil: urlnalysls, indudes Urinary ethyl gluairon1de, Unne PrMnenn, 4 8.00 H.40 62.40 Upon receipt of invoice if repeat serum end / or urine samples for central Sample Handling and Shiooino t o Central lab tab 1s reQuired 50.00 15.00 65 .00 upon rec e ipt of detailed Invoice, for patients who have consented to the ootlonal PK sub - stu"' • at Week 4 , 12, 24 36 OR 48 oer the timeooint central: Venlpuncture for Pl(, Oobom11 Local: Chemistry Panel, 74.00 22 . 20 96 . 20 91.00 21.00 70 .00 indud e s Al T, AST GGT, Local: Liver Funcnon 81.90 18 . 90 63 . 00 Loc;z,I: Renal Function Panel, Includes Albumin , 118.30 27 . 30 91.00 Local : LJoid Profile, Loca l: Other llpld metabo lism tests, 304.20 70.20 234.00 includes Apo Al, Apo 8, total Apo C3, Apo CJ In LDL, Apo C3 in VlOL, Ano C3 1n HOL 154.70 35.70 119.00 LoCll l: Adloonectin 27.30 6.30 21.00 Local: Albumin 23.40 5.40 18.00 Local: ALP 24.70 5.70 19.00 Local: ALT 49.40 11 . 40 38 . 00 LOCll l: AST 45 . 50 10.50 35.00 Loca l: B i carbonate 39 . 00 9.00 30.00 Local: Bdirubm Direct 3 9 .00 9.00 30.00 Loca l: Brlirubln, Total 2 9.90 6 .90 23.00 Local: Chloride 45.00 13.50 SB.SO Loca l: Chol e sterol, High Oen_, (HOL) Local: Density 74 , 10 17 . 10 57.00 Cholesterol , H i gh Density ( LDL) 39.00 9 .00 30.00 Local: Cholesterol, Total

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Upon receipt of detailed invoice at In v estigator's discretion andjor in cases where Initi a tion of IMP or sa f ety follow - up is time - sensitive a nd the central laboratory results will not b e avai l able In time 42 . 90 9 . 90 33 . 00 Local: Coaguilltion , APTT 46.80 10.80 36.00 Local: CoaQulation, D R n.so 16.80 56 . 00 L oca l: Com p l ete blood co u nt (Hematol oQ v) 49.40 ll.40 38.00 Local: CPK 23.40 5.40 18 .00 Local: Cre a tfnlne 57.20 13.20 44 .0 0 L o cal : e GFR 33 . 80 7.80 26.00 Local: FPG (glyc e mic me t abolism ) 40.30 g, - 30 31.00 Local: GGT 46.80 10.80 36 . 00 Local: HbAlc { glycem1c m e tabolism ) 96.20 22.20 74.00 local: HBV (HBsAQ l 137 . 80 31.80 106.00 Local: HCV (HCV antibodies ) 954.20 220.20 734 .00 Local : HCV RUA 52.00 12.00 40.00 Loc a l: Hll/·l and HIV - 2 , sinale assav 620.10 143.10 477.00 Local: HOMA·IR (other olvcemic metabolisn ) 52 .00 12.00 40.00 Local: Insulin ( other olvcemic metabolism ) 31.20 7.20 24 .00 Lccal: Potassium 26 . 00 6.00 20.00 local: Sodium chlor1de 32.50 7.50 25.00 Local: Triolvcend e s 19.50 4.50 15.00 Local: urea 40.30 9 . 30 31.00 Loc a l: Cardi a c t e st, NT· Pro8NP 58 . 50 13.50 45.00 Local: Pregnancy , Serum , WOC11P 19.50 4.50 15.00 Local: Pregnancy, Unne, WOCBP Uoon recelot of detalled Invoice 1f fresh b1onsv Is reau,red at Screemna 3,000.40 692.40 2,3 08.00 Liver b100sv /fre sh ) Upon receipt of detailed invo ice if Fresh Biops y IS require d at Scre ning, EOT and i or EOS 396 . 50 9: . so 305.00 Biopsy Sample Handl tna; Sh i ooinQ Upon receipt of detailed invo1c at Scre':!nlng If histori cal blopS'f 1s available (historical biopsy must have been p e rformed withi n 6 months of Screening ) 396.SO 9:.so 305.00 H1stoncal BiopS'/ Samp l e Handling/Shipping Uoon recel o t of detailed invoice I f reaurred for Fresh Bloo"" 1 , 112.80 256.80 856 .00 Anesthesia Upon receipt of detl!iled invoice I f r equ i red for Fresh B i opsy 1,400.10 323.10 1,on.00 er Guidance for Needle Pl a cement Upon rec e ipt of invoice if reQuired for fresh b i onw at S c r e enina and / or 195.00 45 .0 0 150 .00 D a v Bed fe e Uoon recelot of detailed invoice if not conS1dered SOC and / or if r e peat scan 71 5 .00 165.00 550.00 ArbroScan Upon receipt of detailed invoice 65.00 15.00 50.00 Unscheduled / Additional Phone Vi sit Upon rec e ipt of detailed invoice if follow - up app tra ini ng is reQuired after Baseline 32.50 7.50 25.00 Pati e nt training on mobile aoo Upon receiot of detailed i nvoice at Baseline for patients r eouirlno a deV1ce 58 . 50 13.50 45 .00 Mobile De,.,ce Oisoense Uoon rec e ipt of detailed invoice as oatient retu rn s device 32.50 7.50 25.00 Mobile Device Collect/on . Upon receipt of detailed lnvolCe for study drug repl11cement If patient's 32.50 7. 50 25.00 Pharmacy Dispense supolv 1s lost, damaQed or destroved Upon receipt of detailed Invoice with supporting documentation , up to the amount indicated. This applies if breakfast is not provided by Site on the day of a study visit. applic a ble per Vi s i t requtnng patient to fast, and for catients who ar reautred to stav overmaht due to lonQ distance travel 22 . so n/a 22.so Patient Meals: breakfast. per person Upon receipt of detailed invoice with supporting documentation , up to the amount indicated . This app lf es ,r patient I s required to stay on·S1te dunng lunch hours and Is not pro,ijded a meal by site , epplfcabl e per viS1t requiring patient to fast, and for patients who are required to sta y overnight due to long distance travel 45 .0 0 nta 45 .00 Patient Meals: Lunch and/or Dinner, per p - e - r - so · n " - .. 100.00 n/a 100.00 Re im bursement, mdude! Upon r e ceipt of detailed 11TVOlce and supporting documentation, up to the amount Ind i cated , I f appltcab l e, only for patientspartic i pating in the ECG sub·studv and /or PK sub · studv 175.00 n/a 175.00 Hotel upon receipt of detalled Invoice for pa bentrequired overnight hospital stay for the ECG sub - study Upon receipt of detailed invoi ce vlith supporting documentlltion for bull: breakfast/refreshments purchased to provide to patients wh o are required to fast for the ECG sub - study a nd / or the PK sub - study 1,129.70 260.70 869.00 Hospitllltzatlon, includes m e als Breakfast and /o r Refreshments reimbursement to site at cost Upon receipt of detailed im,ol ce . B io psy, If pro V1d ed , will be lnl.'oiced based on archival or fresh , and in accordance to the cost p rO \ ; ded In the lnvolceable sect ion. 1,060.41 244.71 815.70 Screen Failures ( exclud . Biopsy ) Upon receipt of detailed mvo1ce as needed 50.00 n/a 50.00 Patient compensation for time loss during rescheduled stud - I vi sits upon receipt of detailed Invoic e 1f fresh biopsy is required per protocol and acc . ord 1n g to the , sit schedule 50.00 n/a 50 .00 Patient compensatiO!I for time lo ss during BiopS'/ visits Upon receipt of detailed lnvoi ee, for patients who have consented to the optional PK sub - study, at Week 4 , 12, 24, 36 OR 48 , per the t1mepo1nt i ndicated in the ,1sit Qrid for the applicable visit 50.00 n/a 50 .00 Patient compen sa tion for lime lo ss dunng PK Sub· group Vi sits

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Site Administrative Fee Name	Total Cost	Frequency	Considerations
Site Start-up	9,000.00	1	Upon receipt of detailed invoice at Site activation
Archiving/Document storage	2,000.00	1	Upon receipt of detailed invoice at Site activation
Pharmacy Start-up	2,500.00	1	Upon receipt of detailed invoice at Site activation
Advertising	1,500.00	1	Upon receipt of detailed invoice with supporting documentation and prior written approval from Inventiva or PRA on behalf of Inventiva

EXHIBITC: REFERENCE TO THE PROTOCOL [Inserted herein by reference]

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EXHIBIT D: DATA PROCESSING ANNEX This D ata Protection Annex (hereinafter, "Annex") supplements the agreement between ALPHA RESEARCH INSTITUTE, LLC. and PHARMACEUTICAL RESEARCH ASSOCIATES, INC. into which it is incorporate d by reference("Agreement") . Capitalized terms not defined in this Annex shall have the meaning given to such terms in the Agreement . Toe Parties acknowledge that for the purposes of the Data Protection Laws, Ioventiva S.A. ("Sponsor'') acts as a data Controller. Pharmaceutical Research Associates, Inc. and Alpha Research Institute, LLC. act as Data Processors. The Parties agreeto these terms and obligations in this Annex inorderfor thetransferof Personal Data pursuant to the Agreement to comply with the requirements of Data Protection Laws applicable to Sponso r . I. DEFINITIONS 1. "Data Subject " means an identified or identifiable natural person[s] . 2. "Personal Data" means any information relating to a Data Subject, including without limitation pseudonymized information . 3. "PersonalData Breach" means a breach of security leading to accidental or unlawful destruction, loss, alteration, unauthoriz . ed disclosure of, or access to Personal Data transmitted, stored or otherwise processed . 4. The tenns "Processor" and "Processing" mean: " Processor" means a natural or legal person, public authority, agency or otherbody which processes personal data on behalf of the Controller ; "Processing" means any operation or set of operations which is performed on personal data or on sets of personal data , whether or not by automated means , such as collection, recording, organization, structuring, storage, adaptation or alteration, retrieval, consultation , use , disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction . 2. DETAILS OF THE PROC ESSING 2.1. The subject - matter, the duration, the nature and purposes of the Processing, the categories of Personal Data and the Data Subjects are specified in the Protocol. 3. PROCESSOR'S OBLIGATIONS 1. The Processor shall, in relation to any Personal Data processed in connection with this exhibit, fulfil to thefollowing obligations: 1. Documented instruction . The Processor shall only process the Personal Data on behalf of the Controller in accordance with the Controller's written instructions and for th e puipose of carrying out its obligations under the Agreement .

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If, in the Processor's opinion, an instruction from the Controller infringes Data Protection Laws, , Processor shall promptly inform the Controller. 3 . 12 . Confidentiality . The Processor will ensure the confidentiality of the Personal Data processed . 3 . 13 . Security . The Processor implements appropriate technical and organizational measures to ensure a level of security appropriate to the risk for the rights and freedoms of natural persons . 4. Sub - processors . The Processoronly engages a sub - processorwith the controller's prior written authorization . If such written consent is received, the Processor shall enter into a written agreement with the sub - processor . Such agreement with the sub - processor shall contain at least the same data protection obligations as set out in this Agreement . 5. Data subject's rights . The Processor takes appropriate measures to assist the Controller, insofaras this is possible,respond torequests from data subjects from whom Personal Data has been obtained to exercise their rights (such as, the right of access, the right to rectification, the right to erasure, the right to restriction of proce ssing, the right to data portability and the right to object) . The Processor must promptly fotward any request received directly from data subjects to the Controller's Data Protection Officer (whose contact details are specified below) . 6. Assistance . The Processor assists the Sponsor as Controller in meeting Sponsor's GDPR's obligations in relation to the security of processing in carrying out data protection impact assessments and prior consultation of the supervisory authority . The Processor shall notify the Controller without undue delay, at the latest within twenty four (24) hours after becoming aware, aboutany findingof Personal Data Breach. Taking into account the nature of processing and the information available to him, the Processor assists the Controller in ensuringcompliance with its following obligations: - To notify a Personal Data Breach to the supervisory authority within seventy - two (72) hours at the latest; - To communicate a Personal Data Breach to the data subject(s). 7. Deletion or return . At the Controller's choice, the Processor must de lete or return all Personal Data to the Controller at the end of the Agreement, unless if the Site as Processor is required to keep thedata under applicable law . 8. Security reports and audits . The Processor makes available to the Controller all information necessary to demonstrate guarantees that the data will be protected in compliance with this exhibit and the Agreemen t and allows for and contributes to audit, including inspections, conducted by the Controller or another auditor mandated by the Controller .

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4. MISCELLANEOUS 1. In theeventof any conflict or inconsistency between the Agreement and the Annex, the tenns of this Annex shall prevail . 2. TheController has appointed the Data Protection Officer whois responsible for handlingquestions from Data Subjects about the processing of their personal data and the exercise of their rights . The contact details of the Data Protection Officer are : NATIV 3 . data protection@inventivapharma com

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Commercial value Model Brand Equipment $2,000.00 ELl®l 50c Resting Electrocardiograph Mortara / Welch Allyn n.l ECG Machine Device $140.00 Lead - Set, 19 Wires, Clipends, Gray , AHA+ Mortara / Welch Allyn n.l PatientCable S 8.33 To be confmned Imperial n.2 TAPE MEASURES $277.88 TabA Samsung n.l Site TABLETS $792.81 S20 . Sams u ng n . 1 Subject Mobile Phone $120.00 813 Seca n. I Weight Scale $99,530.00 FibroScan®Mini+ 430with M Probe, CAP and XL Probe Expert630 n. l FibroScan Package EXHIBITE: EQUIPMENT

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